             CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES
                  FOR SERIES D 4% CONVERTIBLE PREFERRED STOCK
                                      OF
                               FONIX CORPORATION

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware, fonix corporation, a Delaware corporation (the "Company"), does hereby certify:

     FIRST: That pursuant to authority expressly vested in it by the Certificate of Incorporation of the Company, the Board of Directors of the Company has adopted the following resolution establishing a new series of Preferred Stock of the Company, consisting of 1,500,000 shares designated "Series D 4% Convertible Preferred Stock," with such powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, as are set forth in the resolutions :

          RESOLVED, that the Company's Board of Directors hereby approves the designation and issuance of the Series D 4% Convertible Preferred Stock according to the terms and conditions as set forth in Exhibit A and authorizes and instructs the Company's Executive Officers to proceed in filing the Certificate of Designation with the State of Delaware and to take such other action as shall be appropriate in connection with the issuance of the Series D Preferred Stock.

     SECOND: That said resolutions of the directors of the Company were duly adopted in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby affirms, under penalties of perjury, that the foregoing instrument is the act and deed of the Company and that the facts stated therein are true. Dated this 25th day of August, 1998.

                                    fonix corporation



                                    By:  /s/ Jeffrey N. Clayton
                                        -------------------------
                                         Jeffrey N. Clayton

                                    Title: Vice President and Secretary

                                SERIES D TERMS
                                --------------

          Section 1.     Designation, Amount and Par Value.  The series of
                         ---------------------------------
preferred stock shall be designated as the 4% Series D Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated and
            ---------------
authorized shall be one million five hundred thousand (1,500,000). Each share of Preferred Stock shall have a par value of $.0001 per share and a stated value of $20 per share (the "Stated Value").
                       ------------

          Section 2.     Dividends.
                         ---------

          (a) Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, annually in arrears on December 31 of each year, commencing on the earlier of December 31, 1998, or any Conversion Date (as defined below), cumulative dividends on the Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to four percent (4%) per annum, payable in cash or shares of Common Stock (as defined in Section 7) at the option of the Company. The number of shares of Common Stock issuable as payment of dividends hereunder shall equal the aggregate dollar amount of dividends then being paid, divided by the Conversion Price (as defined in Section 5(c)(i)) then in effect. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing the Original Issue Date (as defined in Section 7), and shall be deemed to accrue on such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The party that holds the Preferred Stock on an applicable record date for any dividend payment will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such dividend payment date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders of the Preferred Stock based upon the number of shares then held by each Holder in proportion to the total number of shares of Preferred Stock then outstanding.
In order for the Company to exercise its right to pay dividends in cash, the Company shall, no less than five (5) Trading Days after the last day of a calendar year for which dividends are payable, provide the Holders of the Preferred Stock written notice of its intention to pay dividends in cash. In order for the Company to exercise its right to pay dividends in cash on any Conversion Date, the Company must provide written notice to the holders of Preferred Stock at any time prior to the Company's receipt of a Conversion Notice, which notice will remain in effect for subsequent Conversion Notices until rescinded by the Company in a written notice to such effect that is addressed to the holders of the Preferred Stock.

          (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held as treasury stock, is either insufficient to issue such dividends in shares of Common Stock or the Company has not duly reserved for issuance in respect of such dividends a sufficient number of shares of Common Stock, (ii) such shares are not registered for resale pursuant to an effective Underlying Securities Registration Statement (as defined in Section 7) and may not be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a
 --------------
written opinion letter, addressed and acceptable to the Company's transfer agent or other Person performing functions similar thereto, (iii such shares are not listed for trading on the Nasdaq SmallCap Market, Nasdaq National Market, The New York Stock Exchange ("NYSE") or the American Stock Exchange (the "AMEX")
                          ----                                        ----
(and any other exchange, market or trading facility in which the Common Stock is then listed for trading), (iv) the issuance of such shares would result in the recipient thereof beneficially owning, determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, more than 4.999% of the then issued and outstanding shares of Common Stock, or (v) the Company shall have failed to timely satisfy its obligations pursuant to any Conversion Notice.

     Payment of dividends in shares of Common Stock is further subject to the provisions of Section 5(a)(ii).

          (c) So long as any shares of Preferred Stock remain outstanding, neither the Company nor any subsidiary thereof shall, without the consent of the holders of one hundred percent (100%) of the shares of Preferred Stock then outstanding, redeem, repurchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities.

          Section 3.     Voting Rights; Protective Provisions.  Except as
                         ------------------------------------
otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of each of the holders of the Preferred Stock then outstanding, (ii alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) or otherwise senior to or pari passu with the Preferred Stock, (d) amend its certificate of incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of the Preferred Stock, (e) increase the authorized or designated number of shares of Preferred Stock, (f) issue any additional shares of Preferred Stock or (g) enter into any agreement with respect to the foregoing.

          Section 4.     Liquidation.  Upon any liquidation, dissolution or
                         -----------
winding-up of the Company, whether voluntary or involuntary (a "Liquidation"),
                                                                -----------
and subject to the rights of the holders of the Company's Series A Convertible Preferred Stock then outstanding, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, and all other amounts in respect thereof (including liquidated damages, if any) then due and payable before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Preferred Stock shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

          Section 5.     Conversion.
                         ----------

          (a)(i)  Conversions at Option of Holder.  Each share of Preferred
                  -------------------------------
Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii) hereof) at the Conversion Ratio (as defined in Section 7) at the option of a Holder, at any time and from time to time, from and after the earlier of (i) ninety (90) days following the Original Issue Date and (ii) the date on which the Underlying Securities Registration Statement (as defined in Section 7) is declared effective by the Securities and Exchange Commission (the "Commission") (the earlier of such 90 days and such effective date being hereinafter referred to as the "Initial Conversion Date"), provided that any conversions of Preferred Stock by a Holder shall be limited in
--------
each monthly period to twenty-five percent (25%) of the number of shares of Preferred Stock originally issued to such Holder on the Original Issue Date, on a cumulative basis (for example, during the first month following the Initial Conversion Date, a Holder may convert up to 25% of the number of shares of Preferred Stock issued to it on the Original Issue Date and during the second month following the Initial Conversion Date, a Holder may convert, on an aggregate to date basis, up to 50% of the number of shares of Preferred Stock issued to it on the Original Issue Date), provided, that notwithstanding the
                                          --------
preceding clause, a Holder may convert, during any monthly period after the Initial Conversion Date, up to fifty percent (50%) of the number of shares of Preferred Stock originally issued to such Holder on the Original Issue Date, on a cumulative basis, if (A) the Average Daily Trading Volume (as defined in
Section 7) exceeds 500,000 shares for the ten (10) Trading Day period immediately preceding any Conversion Date and (B) the average Per Share Market Value for such 10 Trading Day Period is no more than five percent (5%) lower than the Per Share Market Value on the Trading Day immediately preceding the first day of such 10 Trading Day period. A Holder shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice").  Each Conversion Notice
                   ---------       -----------------
shall specify the number of shares of Preferred Stock to be converted, the date on which such conversion is to be effected, which date may not be prior to the date the holder delivers such Conversion Notice by facsimile (the "Conversion
                                                                   -----------
Date") and the manner by which such holder elects to have the Conversion Price
----
determined as specified in Section 5(c)(i)(A) and (B) hereof. If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(i). Subject to Sections 5(b) and 5(a)(ii) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the shares of Preferred Stock represented by the certificate or certificates tendered by the holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

          (ii)  Automatic Conversion.  Subject to the provisions in this
                --------------------
paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third anniversary of the Original Issue Date at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur at such time as
(a)(1) an Underlying Securities Registration Statement is not then effective or
(2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the three-year period for conversion under this paragraph shall be extended (on a day-for-day basis) for any Trading Days that the Purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (i) the Common Stock not being listed for trading on the Nasdaq SmallCap Market, (ii) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission by the Filing Date (as defined in the Registration Rights Agreement), or (iii) if an Underlying Securities Registration Statement shall have been declared effective by the Commission, (x) the failure of such Underlying Securities Registration Statement to remain effective during the Effectiveness Period (as defined in the Registration Rights Agreement) as to all Underlying Shares, or (y) the suspension of the Holder's ability to resell Underlying Shares thereunder.

          (iii)  Certain Conversion Restrictions.
                 -------------------------------

                 (A) In no event (except (i) with respect to an automatic conversion of the Preferred Stock as provided in Section 5(a)(ii) hereof,
(ii) if the Company is in default of any of its obligations hereunder or any of the Transaction Documents, as defined in Section 7, or (iii) except as otherwise set forth herein) shall any Holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than the shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except as otherwise provided in clause (1) of the preceding sentence. To the extent that the limitation contained in this paragraph applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this paragraph. The provisions of this Section will not apply to any conversion pursuant to Section 5 (a)(ii) hereof, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

                 (B) If on any Conversion Date (A) the Common Stock is listed for trading on the Nasdaq SmallCap Market or the Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock and as payment of dividends thereon in shares of Common Stock, together with any shares of the Common Stock previously issued upon conversion of shares of Preferred Stock and as payment of dividends thereon, would equal or exceed twenty percent (20%) of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum" and any such Conversion Date, the "Record Date"), and (C) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of The Nasdaq Stock Market (or any success entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum (the "Excess Stated Value"), the Company shall, within three (3) days of the Record Date, provide the converting Holder with a notice (the "Notice") as to whether or not it has elected to use its best efforts to obtain the Shareholder Approval applicable to such issuance. If the Company shall either (i) fail to provide the converting Holder with the Notice within three (3) days of the Record Date, or (ii) indicate in the Notice that it does not intend to obtain the Shareholder Approval applicable to such issuance, or
(iii) fail to obtain the Shareholder Approval applicable to such issuance prior to the 60th day following the Record Date, the converting Holder shall have the option to require the Company to either (1) if the Company has not prior thereto attempted or has attempted to and has failed to obtain the Shareholder Approval in accordance with this Section, use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Stated Value, plus accrued dividends on all shares of Preferred Stock being converted, divided by (y) the closing sales price of the Common Stock on the Original Issue Date, and (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount (as defined in Section 7) for the Excess Stated Value, provided, that the converting Holder may not select
                         --------
option (3) above unless the Company shall have been requested by the converting Holder to obtain Shareholder Approval, and shall have failed to (I) prepare and file with the Commission a proxy statement on Schedule 14A within 15 days after such request, (II) respond to all comments from the Staff of the Commission within five (5) business days after receipt thereof, (III) engage a proxy solicitation service to assist the Company in obtaining a sufficient number of proxies to facilitate Shareholder Approval, and (IV) promptly enforce any voting rights agreement pertaining to Shareholder Approval. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

          (b) Not later than three (3) Trading Days after a Conversion Date, the Company will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being issued upon the conversion of shares of Preferred Stock (subject to reduction pursuant to Section 5(a)(ii) hereof), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected or is required to pay accrued and unpaid dividends in cash) and (iv) if the Company has elected and is permitted hereunder to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required or allowed by Section 4.1(b) of the Purchase Agreement), representing such number of shares of Common Stock as are issuable on account of accrued dividends in such number as determined in accordance with Section 2(a). Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the holder of such Preferred Stock notifies the Company that su ch certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable holder by the third Trading Day after the Conversion Date, the holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, prior to the fifth (5th) Trading Day after the Conversion Date, the Company shall pay to such holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day after such fifth (5th) Trading Day until such certificates are delivered. If the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the twelfth (12th) day after the Conversion Date, the Company shall, at the Holder's option (i) redeem, from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such Holder, as requested by such Holder, and (ii) pay all accrued but unpaid dividends and all other amounts then owing on account of the Preferred Stock for which the Company shall have failed to issue Common Stock certificates hereunder, in cash. The redemption price for the shares of Preferred Stock to be redeemed in accordance with this Section shall be the Redemption Price (as defined in Section 7). If the holder has requested redemption pursuant to this Section and the Company fails for any reason to pay the Redemption Price under this Section within seven (7) days after such notice is given pursuant to Section 5(i), the Company will pay interest on the unpaid portion of the Redemption Price at a rate of 18% per annum, accruing from such seventh day until the Redemption Price and any accrued interest thereon is paid in full. Nothing herein shall limit a holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such holder for the shares of Common Stock so purchased minus (B) the aggregate
                                    -----
amount of net proceeds, if any, received by such holder from the sale of the shares of Common Stock issued by the Company pursuant to such conversion), and such holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

          (c)(i) The conversion price for each share of Preferred Stock (the "Conversion Price") on any Conversion Date shall be, at the option of the holder
-----------------
of the Preferred Stock to be converted, (x) three and 50/100 U.S. dollars ($3.50), or (y) the lesser of (A) one hundred ten percent (110%) of the average Per Share Market Value for the fifteen (15) Trading Days immediately preceding the Original Issue Date, or (B) ninety percent (90%) of the average of the three
(3) lowest Per Share Market Values during the twenty-two (22) Trading Days immediately preceding the applicable Conversion Date, provided, however, that
                                                      --------
such twenty-two (22) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock was suspended from the Nasdaq SmallCap Market or any other market or trading facility on which it is listed for trading prior to such suspension, or
(B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares, further provided that (a) if an Underlying Securities
                      ----------------
Registration Statement is not filed on or prior to the Filing Date (as such term is defined in the Registration Rights Agreement), or (b) if the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed" or is not subject to further review or comment by the Commission, or
(c) if the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), or (d) if such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the Effectiveness Period (as such term as defined in the Registration Rights Agreement), without being succeeded by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission within ten (10) days, or (e) if trading in the Common Stock shall be suspended, or if the Common Stock shall be delisted from trading, on the Nasdaq SmallCap Market or on any other national securities market, exchange or trading facility on which the Common Stock is then listed or quoted for trading for any reason for more than three (3) Trading Days, or (f) if the conversion rights of any holder of Preferred Stock are suspended for any reason or if any holder is not permitted to resell Registrable Securities under the Underlying Securities Registration Statement, or (g) if an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days after notification by the Commission that such amendment is required in order for the Underlying Securities Registration Statement to remain effective (any such failure being referred to as an "Event,"
                                                                         -----
and for purposes of clauses (a), (c) and (f) the date on which such Event occurs, or for purposes of clause (b) the date on which such five

(5) days period is exceeded, or for purposes of clauses (d) and (g) the date which such ten (10) day period is exceeded, or for purposes of clause (e) the date on which such three (3) Trading Day period is exceeded, being referred to as "Event Date"), the Company shall pay a fee of two percent (2%) of the
    ----------
Purchase Price for each month, which payment shall be in cash as liquidated damages, and not as a penalty on the first day of each monthly anniversary of the Event Date until such time as the applicable Event, is cured. If the holder of the Preferred Stock to be converted elects to calculate the Conversion Price pursuant to clause (x) above, such holder shall receive, in addition to the number of shares of Common Stock otherwise issuable upon such conversion, a Warrant to purchase that number of shares of Common Stock which shall be the product of the aggregate Stated Value of the Preferred Stock so converted multiplied by 0.04. The Warrants shall have an exercise price that shall be one hundred twenty percent (120%) of the Per Share Market Value on the date of issuance of such Warrants, shall have a three (3) year term, and shall otherwise be in the form attached as Exhibit "E" to the Purchase Agreement. In the event conversion of the Preferred Stock results automatically on the third anniversary of the Original Issue Date, as described in Section 5(a)(i) above, the Conversion Price shall be the lesser of the Conversion Prices calculated pursuant to clauses (x) and (y) above.

          (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, (a) shall pay a stock dividend or otherwise make a distribution on account of or to holders of Junior Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (iii)  If the Company, at any time while any shares of Preferred
Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

          (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a
                                      --------  -------
distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in
                                                       ---------
good faith by the holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt
                            --------  -------
of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (v) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another Person pursuant to which the Company will not be the surviving entity, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (collectively, a "Business Combination"), the holders of the Preferred Stock then outstanding shall have the right thereafter to, at their option, (A) convert such shares of Preferred Stock, together with all accrued and unpaid dividends thereon, into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock, together with all accrued and unpaid dividends thereon could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled, (B) require the Company to redeem its shares of Preferred Stock then outstanding at the Redemption Price, but only if the Business Combination was the voluntary act of the Company (i.e. not a tender offer) or (C) to require that the Person with whom such consolidation, merger, sale or transfer or share exchange takes place issue and deliver to the holders of the Preferred Stock shares of convertible preferred stock or convertible debentures of such Person which newly issued shares or debentures (as the case may be) shall have terms substantially similar in all material respects to the terms of the Preferred Stock (including with respect to conversion) and shall be entitled to all of the rights and privileges of a holder of Preferred Stock set forth herein, in the Registration Rights Agreement and in the Purchase Agreement (including without limitation, such rights as relates to the acquisition, transferability, registration and listing of the stock or other securities issuable upon conversion of such convertible preferred stock or convertible debentures). In such case, the conversion price for such newly issued convertible securities shall be based upon the amount of securities, cash or property that each share of Common Stock would receive in the transaction giving rise to the obligation to issue such securities, the Conversion Ratio immediately prior to the effective or closing date for such transaction and the Conversion Price stated herein. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holders of Preferred Stock the right to receive the securities, cash or property set forth in this Section upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. If the holder has requested redemption pursuant to this Section and the Company fails for any reason to pay the Redemption Price under this Section within seven (7) days after such notice is given pursuant to Section 5(i), the Company will pay interest on the unpaid portion of the Redemption Price at a rate of 18% per annum, accruing from such seventh day until the Redemption Price and any accrued interest thereon is paid in full.

           (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (vii)  Whenever the Conversion Price is adjusted pursuant to
Section 5(c)(ii), (iii), (iv) or (v) the Company shall promptly mail to each holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         (viii)  If:

                  A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                  C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share or exchange whereby the Common Stock is converted into other securities, cash or property; or

                  E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 45 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that
                                                         --------  -------
the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 30-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (ix) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined below) or (ii) any Person or group of Persons (including the Company, but excluding a holder or any affiliate of a holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on
                                            ------------------
which a Major Announcement is made, the "Announcement Date"), then, in the event
                                         -----------------
that a holder of Preferred Stock seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the Conversion Price measured on the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for such Preferred Stock. "Abandonment Date" means with respect to any
                                -----------------
proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

     (d)  If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Preferred Stock (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall mail a written notice briefly describing the action contemplated and the material adverse effects of such action on the rights of the holders of Preferred Stock at least 30 calendar days prior to the effective date of such action, and an Appraiser selected by the holders of majority in interest of the Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of shares of Preferred Stock; provided, however, that the
                                                    --------  -------
Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in good faith, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such
                                         --------  -------
adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

     (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

     (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted and unless waived by the holder of the Preferred Stock, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock .

     (g)  The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company
                                                      --------
shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (h) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

     (i) Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Vice President, Legal, of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Salt Lake City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Salt Lake City time) on any date and earlier than 11:59 p.m. (Salt Lake City time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or
(v) upon actual receipt by the party to whom such notice is required to be given. For purposes of Section 5(c)(i), if a Conversion Notice is delivered by facsimile prior to 5:00 p.m. (Salt Lake City time) on any date, then the day prior to such date shall be the last Trading Day calculated to determine the Conversion Price applicable to such Conversion Notice, and the date of such delivery shall commence the counting of days for purposes of
Section 5(b).

     Section 6.  Optional Redemption.
                 -------------------

     (a) The Company shall have the right, exercisable at any time, to redeem from funds legally available therefor all or any portion of the then outstanding and unconverted shares of Preferred Stock at a price equal to the Redemption Price. Any redemptions pursuant to this Section 6 shall be effected by the delivery of a notice to each holder of Preferred Stock to be redeemed, which notice shall indicate the number of shares of Preferred Stock of each holder to be redeemed and the date that such redemption is to be effected, which shall be the fifth (5/th/) Trading Day after the date such notice is deemed delivered pursuant to Section 5(i) (the "Optional Redemption Date"). All redeemed shares
                               ------------------------
of Preferred Stock shall cease to be outstanding and shall have the status of authorized but undesignated stock, but may not be reissued as Preferred Stock. The entire Redemption Price under this Section shall be paid in cash by the Optional Redemption Date. The holders of the Preferred Stock shall have the right to tender, and the Company shall honor, Conversion Notices for shares of Preferred Stock, including shares subject to the notice of redemption described in this Section, at any time through the fourth (4/th/) Trading Day after receipt of such notice of redemption.

     (b) If any portion of the Redemption Price under this section is not paid by the Company on or prior to the Optional Redemption Date, interest shall accrue thereon at the rate of 18% per annum thereafter until such Redemption Price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such Redemption Price remains unpaid for more than five (5) calendar days after the date due, each holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 5 of all of the shares of Preferred Stock for which such Redemption Price has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share
                        ------------------------
Market Price for such shares shall be the lower of the Per Share Market Price calculated on the date such Redemption Price was originally due and the Per Share Market Price as of the holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained
           ---------
to the contrary. If a holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to such holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if such holder elects option
(ii) above, the Company shall promptly, and in any event not later than three
(3) Trading Days from receipt of the holder's notice of such election, return to the holder all of the Unpaid Redemption Shares.

     Section 7.  Definitions.  For the purposes hereof, the following terms
                 -----------
shall have the following meanings:

          "Applicable Percentage" means (i) one hundred twelve percent (112%)
           ---------------------
for any payment in full of the Redemption Price occurring within sixty (60) days after the Original Issue Date; (ii) one hundred fifteen percent (115%) for any payment in full of the Redemption Price occurring after the 61/st/ day but before the one hundred twentieth (120/th/) day after the Original Issue Date;
(iii) one hundred twenty percent (120%) for any payment in full of the Redemption Price occurring after the 121/st/ day but before the one hundred eightieth (180/th/) day after the Original Issue Date; and (iv) one hundred twenty-five percent (125%) for any payment in full of the Redemption Price occurring after the 181/st/ day after the Original Issue Date.

          "Average Daily Trading Volume" means for any period specified the
           ----------------------------
average of the daily sales volume of the Common Stock as reported by the Nasdaq SmallCap Market or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted, or if the Common Stock is not listed then on the Nasdaq SmallCap Market or any stock exchange or quotation system, the daily trading volume as in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date.

          "Business Day" means any day except Saturday, Sunday and any day which
           ------------
shall be a legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other government action to close.

          "Common Stock" means the common stock, $.0001 par value per share, of
           ------------
the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Conversion Ratio" means, at any time, a fraction, the numerator of
           ----------------
which is Stated Value plus accrued but unpaid dividends to the extent to be paid in shares of Common Stock and the denominator of which is the Conversion Price at such time.

          "Junior Securities" means the Common Stock and all other equity
           -----------------
securities of the Company except for the Company's Series A Convertible Preferred Stock.

          "Mandatory Redemption Amount" for each share of Preferred Stock means
           ---------------------------
the sum of (i) the greater of (A) 125% of the Stated Value and all accrued and unpaid dividends with respect to such share, and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable Redemption Price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

          "Original Issue Date" means the date of the first issuance of any
           -------------------
shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Per Share Market Value" means on any particular date (a) the closing
           ----------------------
bid price per share of the Common Stock on such date on the Nasdaq SmallCap Market or other principal stock exchange or quotation system on which the Common Stock is then listed or quoted or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq SmallCap Market or any stock exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices, then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the
                 --------  -------
determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

          "Person" means an individual or a corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Purchase Agreement" means the Series D Convertible Preferred Stock
           ------------------
Purchase Agreement, dated as of the Original Issue Date, between the Company and the original holders of the Preferred Stock.

          "Redemption Price" shall be equal to the sum of (i) the greater of (A)
           ----------------
one hundred twenty-five percent (125%) of the aggregate Stated Value of the shares of Preferred Stock being redeemed and all accrued and unpaid dividends with respect to such shares, and (B) the product of (a) the number of shares of Preferred Stock to be redeemed multiplied by the Stated Value of such shares of Preferred Stock and (b) the Applicable Percentage and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock to be redeemed.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated the Original Issue Date, between the Company and the original holder of Preferred Stock.

          "Trading Day" means (a) a day on which the Common Stock is traded on
           -----------
the Nasdaq SmallCap Market or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

          "Transaction Documents" means collectively, the Purchase Agreement and
           ---------------------
the exhibits and schedules thereto, including, the Warrants and the Registration Rights Agreement.

          "Underlying Shares" means the number of shares of Common Stock into
           -----------------
which the Shares are convertible in accordance with the terms hereof and the Purchase Agreement and shares of Common Stock issuable on account of dividends on or with respect to the Preferred Stock.

          "Underlying Securities Registration Statement" shall mean a
           --------------------------------------------
registration statement under the Securities Act prepared by the Company and filed with the Commission in accordance with the Registration Rights Agreement, covering the resale of the Underlying Shares and naming the holders of the Preferred Stock as "selling stockholders" thereunder.

     Section 8.     Redemption Upon Triggering Events.
                    ---------------------------------

          (a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (the "Mandatory Redemption Price"). The Mandatory Redemption Price shall be due and payable within ten (10) days of the date of the notice for the payment therefor is provided by a Holder.

          (b) If the Company fails to pay the Mandatory Redemption Price hereunder in full pursuant to this Section within seven (7) days after the date when due in accordance with the terms of Section 7(a), the Company will pay interest thereon at a rate of 18% per annum, accruing daily from such seventh day until the Mandatory Redemption Price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof.

          (c) A "Triggering Event" means (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgement, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) the failure of an Underlying Securities Registration Statement to be filed with the Commission on or prior to the 45th day after the Original Issue Date.

                                   EXHIBIT A

                              NOTICE OF CONVERSION

(To be executed by the registered holder in order to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.0001 per share (the "Common Stock"), of fonix corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

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                    Date to effect conversion

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                    Number of shares of Preferred Stock to be converted

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                    Number of shares of Common Stock to be issued

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                    Applicable conversion price

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                    Name of Holder


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                    Address of Holder


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                    Authorized Signature